Exhibit 99.1

For Immediate Release
HALO Investor Relations Contact:
Chris Witty / Jody Burfening
Lippert/Heilshorn & Associates
cwitty@lhai.com
(212) 838-3777

HALO Media Contact:
Leah Ritchie
Halo Technology Holdings
leah@haloholdings.com
(203) 422-2950

HALO Technology Holdings Announces Full Year Results
Successful Acquisition Strategy Positions Company for Continued Growth

GREENWICH, Conn. – October 12, 2006 – HALO Technology Holdings (OTCBB: HALO) (the “Company” or “HALO”) today announced results for the three and twelve months ended June 30, 2006.

“This year has been one of tremendous transformation for HALO,” said CEO Ron Bienvenu. “Over the past fiscal year, we marked significant progress by completing the first phase of our growth strategy – building a portfolio of market-leading enterprise software offering and embarked on our second phase, developing operational silos of excellence with complementary, customer-focused brands. We have also taken steps to improve our capital structure, most notably the conversion of all of the company’s Series C preferred shares into common shares.”

For the fourth quarter of fiscal 2006, the Company reported revenue of $8.4 million, an increase of $5.9 million over the $2.5 million reported in the fourth quarter of fiscal 2005. Net loss attributable to common stockholders for the fourth quarter was $2.4 million, or $(0.29) per share, versus a loss of $26.9 million, or $(8.02) per share, for the same period last year. The fourth quarter included the impact of $5.2 million in goodwill impairment charges, non-cash compensation expense of $0.4 million, non-cash interest expense of $1.3 million, and $7.1 million in gains on warrants due to the application of the fair value accounting treatment.

For the full fiscal year, the Company reported revenue of $25.2 million, an increase of $20.1 million over the $5.1 million reported for fiscal 2005. Net income attributable to common stockholders for the year was $17.9 million, or $1.31 per diluted share, including the impact of $42.0 million in gains on warrants due to the application of fair value accounting treatment. Results for fiscal 2006 reflect the acquisitions of: Gupta Technologies, which was acquired on January 31, 2005; Kenosia Corporation, which was acquired on July 6, 2005; Tesseract, DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, all of which were acquired on October 26, 2005; Empagio, Inc, which was acquired on January 13, 2006; and Executive Consultants, Inc., which was acquired on March 1, 2006.

Since the end of the fiscal year, HALO acquired Tenebril, on August 24, 2006, and RevCast, on September 15, 2006. Tenebril, a pioneer in antispyware, has become part of HALO’s Process Software unit, while RevCast enables HALO’s Kenosia business to bring a powerful forecasting and replenishment solution to customers. HALO also announced on September 14, 2006, that it had entered into a definitive agreement to acquire the Insurance Risk Management (IRM) and ViaMode divisions of Unify Corp. (OTCBB: UNFY). IRM fits well within HALO’s DAVID Corporation platform and ViaMode brings valuable new customers to the company. As part of acquiring these two business units, HALO will divest Gupta Technologies, which can be better leveraged by Unify as part of its remaining operations. HALO will receive 5,000,000 shares of Unify common stock, $5,000,000 in cash, and 750,000 warrants to acquire Unify stock. With this new transaction, Unify and HALO terminated the prior merger agreement announced March 14, 2006.

Mr. Bienvenu continued, “While our accomplishments have been many this year, we also took a step back in some cases to focus on what works to enhance our core operations, at times deciding against certain transactions that entailed unacceptable risk and below hurdle-rate returns due to the prolonged time and cost for completion. However, we remain steadfast in our goal of acquiring businesses where we can bring together existing customers with superior technology, driving cash flow to HALO while lowering the total cost of ownership to our clients.

“We are also committed to strengthening our capital structure and improving our financial flexibility, working to ease our debt burden in an expeditious manner. We have a great deal of work left to do but remain focused on executing our business plan and improving both top-line growth and profitability in the year ahead.”

Conference Call
HALO will host a conference call at 11:00 a.m. Eastern. During the call, Ron Bienvenu, chairman and chief executive officer, and Mark Finkel, chief financial officer, will discuss the Company’s performance and financial results. The telephone number for the conference call is (706) 643-0996.

A live webcast of the call will also be available on the company’s website www.haloholdings.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software. The webcast will be archived on the site, and a telephone replay of the call will be available for seven days beginning at 2:00 PM Eastern time, October 12, at 706-645-9291, using conference ID #7539027.

About HALO Technology Holdings
HALO Technology Holdings, Inc. is a global provider of a diversified range of standards-based enterprise software applications and on-demand solutions. HALO’s strategy is to acquire and operate enterprise software companies with a commitment to sustainable growth. HALO portfolio companies focus on customer service, product quality and profitability to build long term customer relationships and ensure customer satisfaction today and into the future. Everyday, thousands of corporations and institutions from across the globe rely on our portfolio companies to deliver high quality, enterprise class software and services. For more information, please see our website at www.haloholdings.com.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. (the “Reform Act”). These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Reform Act are unavailable to issuers of “penny stock”. Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us. Such forward-looking statements include those relating to future opportunities, the outlook of customers, the reception of new products and technologies, and the success of new initiatives. In particular, statements contained in this press release that concern future operating results or other statements using words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “may,” “plan,” “project,” “should” “will,” or “set our sights on” constitute forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.In addition, such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include: (i) demand for the Company’s products; (ii) the actions of current and potential new competitors; (iii) changes in technology; (iv) the nature and amount of the Company’s revenues and expenses; and (v) overall economic conditions and other risks detailed from time to time in the Company’s periodic earnings releases and reports filed with the Securities and Exchange Commission, as well as the risks and uncertainties discussed in the Company’s Annual Report on Form 10-KSB , and the Company’s Quarterly Reports on Form 10-QSB .

(tables follow)

	Halo Technology Holdings, Inc.
	Consolidated Statements of Operations
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenue
Licenses	$1,267,053	$1,164,521	$5,823,440	$2,986,752
Services	7,155,359	1,353,839	19,385,555	2,137,170

Total revenues	8,422,412	2,518,360	25,208,995	5,123,922
Cost of revenue
Cost of licenses	375,889	190,264	1,301,761	449,073
Cost of services	1,600,203	242,213	4,062,777	396,490

Total cost of revenues	1,976,092	432,477	5,364,538	845,563

Gross Profit	6,446,320	2,085,883	19,844,457	4,278,359
Product development	1,851,077	859,724	6,145,413	1,589,099
Sales, marketing and business development	2,104,160	1,853,184	7,507,661	3,652,117
General and administrative	5,498,301	1,640,363	15,127,506	4,690,743
Late filing penalty	(1,033,500)	—	(1,033,500)	1,033,500
Intangible impairment	—	62,917	—	62,917
Goodwill impairment	5,200,000	3,893,294	5,200,000	3,893,294

Loss before interest and fair value loss on warrants	(7,173,718)	(6,223,599)	(13,102,623)	(10,643,311)
Fair value gain (loss) on warrants	7,109,009	(13,146,272)	41,962,169	(32,011,536)
Interest expense	(1,909,643)	(4,458,625)	(9,302,539)	(8,506,058)

Income (loss) before income taxes	(1,974,352)	(23,828,496)	19,557,007	(51,160,905)
Income taxes	(9,869)	(47,945)	(181,655)	(97,945)

Net income (loss)	$(1,984,221)	$(23,876,441)	$19,375,352	$(51,258,850)

Computation of loss applicable to common shareholder
Net loss before beneficial conversion and preferred dividends	$(1,984,221)	$(23,876,441)	$19,375,352	$(51,258,850)
Beneficial conversion and preferred dividends	(452,315)	(3,012,889)	(1,521,477)	(21,503,678)

Loss attributable to common stockholders	$(2,436,536)	$(26,889,330)	$17,853,875	$(72,762,528)

Basis net loss per share attributable to common stock	$(0.29)	$(8.02)	$3.21	$(38.06)
Diluted net loss per share attributable to common stock	$(0.29)	$(8.02)	$1.31	$(38.06)
Weighted-average shares outstanding — basic	8,346,152	3,353,286	5,566,364	1,912,033
Weighted-average shares outstanding — diluted	8,346,152	3,353,286	14,887,182	1,912,033

Halo Technology Holdings, Inc.
Consolidated Balance Sheets
(Audited)

.	Year Ended	Year Ended

.	June 30, 2006	June 30, 2005

.
Assets
Current Assets:
Cash and cash equivalents	$853,901	$1,548,013
Marketable securities	9,750	—
Accounts receivable, net of allowance for doubtful of $124,062 and $30,845 respectively	4,086,772	2,024,699
Due from Platinum Equity, LLC	302,500	—
Prepaid expenses and other current assets	693,255	409,496

Total current assets	5,946,178	3,982,208
Property and equipment, net	432,909	223,025
Deferred financing costs, net	1,492,096	476,876
Intangible assets, net of accumulated amortization of $3,551,075 and $756,064 respectively	23,544,108	15,678,736
Goodwill	28,138,396	7,055,264
Investment and other assets	149,851	884,379

Total assets	$59,703,538	$28,300,488

Liabilities and stockholders’ equity
Current liabilities:
Current portion of senior notes payable	$1,333,126	$—
Note payable to Platinum Equity, LLC	1,750,000	—
Notes payable	3,280,721	—
Accounts payable	2,255,697	872,433
Accrued expenses	5,881,491	3,752,731
Deferred revenue	13,405,832	3,392,896
Due to ISIS	1,243,864	1,293,534

Total current liabilities	29,150,731	9,311,594
Subordinate notes payable	1,770,833	2,020,835
Senior notes payable	20,752,493	5,687,500
Other long term liabilities	1,000,009	43,275
Series C warrants liabilities	3,720,893	40,440,024
Senior and Sub warrants liabilities	1,333,942	14,889,600
Other warrants liabilities	2,566,319	—

Total liabilities	60,295,220	72,392,828
Commitments and contingencies	—	—
Mandatory redeemable Series D Preferred Stock: $.00001 par value; 8,863,636 shares authorized,	7,750,000	-
7,045,454 issued and outstanding (Liquidation value — $7,750,000)
Stockholders’ equity (deficit):
Preferred stock (Canadian subsidiary)	2	2
Series C Preferred Stock: $.00001 par value; 16,000,000 shares authorized, 14,193,095 issued
and outstanding (Liquidation value — $14,193,095)	-	14,193,095
Shares of Common Stock to be issued for accrued dividends on Series C Preferred Stock	-	212,897
Shares of Common Stock to be issued for accrued interest on subordinated debt	41,667	-
Common stock: $.00001 par value; 150,000,000 shares authorized, 26,723,247 and 3,110,800 shares
issued and outstanding respectively	267	31
Additional paid-in-capital	86,265,258	55,036,831
Deferred compensation	—	(970,711)
Accumulated other comprehensive loss	(43,528)	(105,262)
Accumulated deficit	(94,605,348)	(112,459,223)

Total stockholders’ equity (deficit)	(8,341,682)	(44,092,340)

Total liabilities and stockholders' equity (deficit)	$59,703,538	$28,300,488

Halo Technology Holdings, Inc.
Consolidated Statement of Cash Flows
(Audited)

.	Year Ended	Year Ended

.	June 30, 2006	June 30, 2005

.
Operating activities
Net income (loss)	$19,375,352	$(51,258,850)
Adjustments to reconcile net income (loss) to net cash provided by (used for)
in operating activities:
Depreciation and amortization	2,932,796	991,717
Provision for doubtful accounts	62,255	—
Stock-based compensation, consulting and other fees	-	1,542,686
Fair value (loss) gain on warrants revaluation	(41,962,169)	32,011,536
Non cash compensation	1,110,660	—
Non cash interest expense	5,815,355	7,198,349
Loss on disposal of property and equipment	17,997	-
Gain on sales of Foresight	(12,072)	—
Goodwill and impairment charges	5,200,000	3,956,211
Changes in operating assets and liabilities, net of effects of acquired business:
Accounts receivable	273,192	610,869
Due from Platinum Equity, LLC	135,000	—
Prepaid expenses and other current assets	(277,186)	69,096
Accounts payable and accrued expenses	771,415	230,837
Deferred revenue	6,690,518	1,261,903

Net cash provided by (used for) operating activities	133,113	(3,385,646)
Investing activities
Purchase of property and equipment	(246,241)	-
Purchase of marketable securities	(40,577)	-
Gupta acquisition, net of cash acquired $742,915	-	(15,007,085)
Tesseract, Process and Affiliates acquisition, net of cash acquired of $632,899	(16,345,102)	-
ECI acquisition, net of cash acquired of $20,871	(572,700)	-
Kenosia acquisition deposit	—	(801,750)
Kenosia acquisition, net of cash acquired of $6,125	(507,145)	-
Cash proceeds from Empagio, Inc. seller, net of cash acquired of $36,224	21,224	-
Proceeds from sales of Foresight	266,402	-
Proceeds from sales of property and equipment	1,689	(40,610)

Net cash used for investing activities	(17,422,450)	(15,849,445)
Financing activities
Deferred financing cost	(1,726,486)	—
Repayment of Subordinated notes	(1,500,000)	—
Repayment of Senior notes	(6,939,500)	—
Repayment of promissory notes	(616,452)	—
Repayment of Bristol Technology, Inc. note	(500,000)	-
Repayment of Platinum Equity, LLC note	(1,000,000)	-
Proceeds from Subordinated notes	-	2,500,000
Proceeds from Senior notes	25,000,000	6,075,000
Proceeds from promissory notes	3,775,000	—
Proceeds from issuance of preferred and common stock, net of issuance costs	-	12,191,500

Net cash (used for) provided by financing activities	16,492,562	20,766,500
Effects of exchange rates on cash	102,663	(98,887)

Net (decrease) increase in cash and cash equivalents	(694,112)	1,432,522
Cash and cash equivalents—beginning of period	1,548,013	115,491

Cash and cash equivalents—end of period	$853,901	$1,548,013